Exhibit 99.1

ONE LIBERTY PROPERTIES REPORTS FOURTH QUARTER

AND FULL YEAR 2014 RESULTS

– FFO Increased 5.4% to $1.75 per Diluted Share for Full Year 2014 –

– Increased Rental Income 14.8% in 2014 –

– Acquired Nine Properties in 2014 for $56.8 Million –

– Raised Quarterly Dividend 5.4% to $0.39 per Share –

GREAT NECK, New York, March 12, 2015 — One Liberty Properties, Inc. (NYSE: OLP), a real estate investment trust focused on net leased properties, today announced operating results for the quarter and year ended December 31, 2014.

“Over the course of the past year we have remained attentive to improving our portfolio through active management and select acquisitions and dispositions,” commented Patrick J. Callan, Jr., President and Chief Executive Officer of One Liberty. “We invested $57 million in new properties, while generating $46 million in assets sales.  The results are indicative of our disciplined approach that we will maintain in the pursuit of growth in our portfolio. We believe this is the best approach to support a stable yet growing dividend. ”

Fourth Quarter Operating Results:

Total revenues for the three months ended December 31, 2014 increased $1.0 million or 7.0%, to $15.2 million, from $14.2 million for the three months ended December 31, 2013, due to the net impact of portfolio acquisitions and dispositions.

Income from continuing operations in the fourth quarter of 2014 was $11.6 million, or $0.71 per diluted share, compared to $3.4 million, or $0.21 per diluted share, in the fourth quarter of 2013. The increase is due primarily to the $8.6 million, or $0.53 per diluted share, net gain (after giving effect to the $1.6 million of prepayment costs associated with the related mortgage debt) on the sale of a property in Parsippany, NJ.

Net income attributable to One Liberty in the fourth quarter of 2014 was $11.6 million, or $0.71 per diluted share, compared to $3.5 million, or $0.22 per diluted share, for the fourth quarter of 2013. The increase is due primarily to the sale of the Parsippany, NJ property. Excluding the effect of the sale of the Parsippany property, net income attributable to One Liberty was $0.18 per diluted share.

Funds from Operations, or FFO, was $5.5 million, or $0.33 per diluted share, for the quarter ended December 31, 2014, compared to $7.2 million, or $0.46 per diluted share, in the corresponding period of 2013. The change is due primarily to the inclusion in the fourth quarter of 2014 of the $1.6 million charge related to the prepayment of debt associated with the sale of the Parsippany, NJ property. Adjusted Funds from Operations, or AFFO, was $7.1 million, or $0.44 per diluted share, for the quarter ended December 31, 2014, compared to $7.3 million, or $0.47 per share in the corresponding prior year period. The change is due primarily to increased property acquisition costs and professional fees, including fees related to the implementation of the COSO 2013 internal control framework. A reconciliation of GAAP amounts to non-GAAP amounts is presented with the financial information included in this release.

Full Year 2014 Operating Results:

Total revenues for the year ended December 31, 2014 increased 18.6% to $60.5 million from $51.0 million in 2013, due to increases in rental income, tenant reimbursements and a $1.3 million lease termination fee. Rental income in 2014 increased 14.8% to $56.6 million from $49.3 million in 2013 primarily reflecting the net impact of acquisitions and dispositions in 2014 and 2013.

Income from continuing operations increased to $22.2 million, or $1.37 per diluted share, from $17.4 million, or $1.11 per diluted share, in 2013. Contributing to the 23.4% per share improvement were increases in rental income and the $8.6 million, or $0.55 per diluted share, net gain (after giving effect to the $1.6 million of prepayment costs associated with the related mortgage debt) on the sale of the Parsippany, NJ property. For 2013, income from continuing operations includes an aggregate gain of $4.7 million, or $.31 per diluted share, from the sale of joint venture real estate and an interest in a joint venture.

Net income attributable to One Liberty was $22.1 million, or $1.37 per diluted share, in 2014, compared to $17.9 million, or $1.14 per diluted share, in 2013. Net income for 2013 includes $515,000, or $0.03 per diluted share, of income from discontinued operations. Excluding the effect of the sale of the Parsippany, NJ property, net income attributable to One Liberty was $0.82 per diluted share in 2014. Excluding the gains from the sale of joint venture real estate and an interest in a joint venture, net income attributable to One Liberty was $0.83 per diluted share in 2013.

FFO for 2014 was $28.2 million, or $1.75 per diluted share, compared to 2013 FFO of $25.7 million, or $1.66 per diluted share. AFFO for 2014 was $29.7 million, or $1.84 per diluted share, compared to 2013 AFFO of $27.1 million, or $1.75 per diluted share.

Balance Sheet:

At December 31, 2014, the Company had $20.3 million of cash and cash equivalents, total assets of $590.4 million, total debt of $305.3 million and total stockholders’ equity of $254.3 million.

At March 6, 2015, One Liberty’s available liquidity was approximately $80.3 million, including approximately $14.4 million of cash and cash equivalents (net of the credit facility’s required $3 million deposit maintenance balance) and $65.9 million available under its credit facility.

Dividends:

Effective as of the dividend declared in late December 2014 and paid in January 2015, One Liberty increased its dividend payment by 5.4% from $0.37 per share to $0.39 per share.

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Subsequent Events:

On January 13, 2015, the Company sold a retail center in Cherry Hill, NJ for $16.0 million, net of closing costs, resulting in a gain of approximately $5.4 million, before giving effect to a swap breakage charge of $478,000, and the write-off of $249,000 of the remaining deferred mortgage costs. The non-controlling interest’s share of income from the transaction is approximately $1.3 million.

On February 25, 2015, One Liberty, through a joint venture in which it has a 90% equity interest, acquired a 101,590 square foot shopping center located in Lakewood, Colorado for approximately $17.5 million. In connection with the acquisition, One Liberty obtained $11.7 million of mortgage debt maturing in 2025, amortizing over 25 years and bearing an annual interest rate of 4.12%.

Non-GAAP Financial Measures:

One Liberty computes FFO in accordance with the “White Paper on Funds From Operations” issued by the National Association of Real Estate Investment Trusts (“NAREIT”) and NAREIT’s related guidance. FFO is defined in the White Paper as net income (computed in accordance with generally accepting accounting principles), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization, plus impairment write-downs of depreciable real estate and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. Since the NAREIT White Paper only provides guidelines for computing FFO, the computation of FFO may vary from one REIT to another. One Liberty computes AFFO by deducting from FFO its straight-line rent accruals, amortization of lease intangibles, lease termination fee income and gain on extinguishment of debt and adding back amortization of restricted stock compensation, amortization of costs in connection with its financing activities (including its share of its unconsolidated joint ventures) and prepayment costs associated with mortgage debt.

One Liberty believes that FFO and AFFO are useful and standard supplemental measures of the operating performance for equity REITs and are used frequently by securities analysts, investors and other interested parties in evaluating equity REITs, many of which present FFO and AFFO when reporting their operating results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate assets, which assumes that the value of real estate assets diminish predictability over time. In fact, real estate values have historically risen and fallen with market conditions. As a result, management believes that FFO and AFFO provide a performance measure that when compared year over year, should reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs and other matters without the inclusion of depreciation and amortization, providing a perspective that may not be necessarily apparent from net income. Management also considers FFO and AFFO to be useful in evaluating potential property acquisitions.

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FFO and AFFO do not represent net income or cash flows from operations as defined by GAAP. FFO and AFFO should not be considered to be an alternative to net income as a reliable measure of our operating performance; nor should FFO and AFFO be considered an alternative to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

FFO and AFFO do not measure whether cash flow is sufficient to fund all of the Company’s cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO and AFFO do not represent cash flows from operating, investing or financing activities as defined by GAAP.

Management recognizes that there are limitations in the use of FFO and AFFO. In evaluating the Company’s performance, management is careful to examine GAAP measures such as net income and cash flows from operating, investing and financing activities. Management also prepares and reviews the reconciliation of net income to FFO and AFFO.

Forward Looking Statement:

Certain information contained in this press release, together with other statements and information publicly disseminated by One Liberty Properties, Inc. is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. We intend such forward looking statements to be covered by the safe harbor provision for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for the purpose of complying with these safe harbor provisions. Information regarding certain important factors that could cause actual outcomes or other events to differ materially from any such forward looking statements appear in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 and in particular “Item 1A. Risk Factors” included therein. You should not rely on forward looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performance or achievements.

About One Liberty Properties:

One Liberty is a self-administered and self-managed real estate investment trust incorporated in Maryland in 1982. The primary business of the Company is to acquire, own and manage a geographically diversified portfolio of retail, industrial, flex, health and fitness and other properties under long term leases. Substantially all of our leases are “net leases”, under which the tenant is responsible for real estate taxes, insurance and ordinary maintenance and repairs.

Contact:

One Liberty Properties

Investor Relations

Phone: (516) 466-3100

www.onelibertyproperties.com

(15/olp press release/OLP 4Q Earnings March 2015 REV 4)

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ONE LIBERTY PROPERTIES, INC. (NYSE:  OLP)
Amounts in Thousands, Except Per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenues:
Rental income, net	$14,339	$13,697	$56,647	$49,285
Tenant reimbursements	884	469	2,561	1,694
Lease termination fee	-	-	1,269	-
Total revenues	15,223	14,166	60,477	50,979

Operating expenses:
Depreciation and amortization	3,677	3,620	14,662	11,919
General and administrative	2,298	1,960	8,796	7,801
Federal excise and state taxes	313	36	488	255
Real estate expenses	1,347	840	4,407	3,213
Leasehold rent	77	77	308	308
Real estate acquisition costs	268	99	479	921
Impairment loss	-	-	1,093	-
Total operating expenses	7,980	6,632	30,233	24,417

Operating income	7,243	7,534	30,244	26,562

Other income and expenses:
Equity in earnings of unconsolidated joint ventures	136	138	533	651
Gain on dispositon of real estate-unconsolidated joint venture	-	-	-	2,807
Gain on sale-unconsolidated joint venture interest	-	-	-	1,898
Gain on sale-investment in BRT Realty Trust (related party)	-	-	134	-
Other income	9	7	29	97
Gain on sale of real estate, net	10,180	-	10,180	-
Prepayment costs on debt related to sale of real estate	(1,581)	-	(1,581)	-
Interest:	-	-
Expense	(4,090)	(4,046)	(16,305)	(13,716)
Amortization of deferred financing costs	(296)	(228)	(1,037)	(890)

Income from continuing operations	11,601	3,405	22,197	17,409

Discontinued operations:
Income from operations	-	152	13	577
Impairment charge	-	(62)	-	(62)
Income from discontinued operations	-	90	13	515

Net income	11,601	3,495	22,210	17,924
Less net income attributable to non-controlling interests	(18)	(17)	(94)	(49)

Net income attributable to One Liberty Properties, Inc.	$11,583	$3,478	$22,116	$17,875

Per common share attributable to common stockholders- diluted:
Income from continuing operations	$0.71	$0.21	$1.37	$1.11
Income from discontinued operations	-	0.01	-	0.03
	$0.71	$0.22	$1.37	$1.14

Funds from operations - Note 1	$5,461	$7,224	$28,248	$25,740
Funds from operations per common share-diluted - Note 2	$0.33	$0.46	$1.75	$1.66

Adjusted funds from operations - Note 1	$7,116	$7,344	$29,703	$27,094
Adjusted funds from operations per common share-diluted - Note 2	$0.44	$0.47	$1.84	$1.75

Weighted average number of common and unvested restricted shares outstanding:
Basic	16,208	15,648	16,051	15,422
Diluted	16,308	15,748	16,151	15,522

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ONE LIBERTY PROPERTIES, INC. (NYSE: OLP)
(Amounts in Thousands, Except Per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Note 1:	2014	2013	2014	2013
Funds from operations is summarized in the following table:
Net income attributable to One Liberty Properties, Inc.	$11,583	$3,478	$22,116	$$17,875
Add: depreciation of properties	3,597	3,557	14,381	11,790
Add: our share of depreciation in unconsolidated joint ventures	94	93	374	517
Add: amortization of deferred leasing costs	47	50	162	148
Add: our share of amortization of deferred leasing costs	-	-
in unconsolidated joint ventures	-	-	-	8
Add: Federal excise tax relating to gain on sales	320	(16)	302	45
Add: impairment loss/charges	-	62	1,093	62
Deduct: gain on sale of real estate	(10,180)	-	(10,180)	-
Deduct: gain on sale of real estate of unconsolidated joint ventures	-	-	-	(4,705)

Funds from operations	5,461	7,224	28,248	25,740

Deduct: straight-line rent accruals and amortization of lease intangibles	(688)	(418)	(1,734)	(1,256)
Deduct: lease termination fee income	-	-	(1,269)	-
Add: our share of straight-line rent accruals and amortization
of lease intangibles of unconsolidated joint ventures	-	-	(1)	91
Add: prepayment costs on debt related to sale of real estate	1,581		1,581	171
Add: amortization of restricted stock compensation	465	308	1,833	1,440
Add: amortization of deferred financing costs	293	226	1,028	883
Add: our share of amortization of deferred financing costs	-	-
of unconsolidated joint ventures	4	4	17	25

Adjusted funds from operations	$7,116	$7,344	$29,703	$27,094

Note 2:
Funds from operations is summarized in the following table:
Net income attributable to One Liberty Properties, Inc.	$0.71	$0.22	$1.37	$1.14
Add: depreciation of properties	0.22	0.23	0.89	0.77
Add: our share of depreciation in unconsolidated joint ventures	-	-	0.02	0.03
Add: amortization of deferred leasing costs	-	0.01	0.01	0.01
Add: our share of amortization of deferred leasing costs
in unconsolidated joint ventures	-	-	-	-
Add: Federal excise tax relating to gain on sales	0.02	-	0.02	-
Add: impairment loss/charges	-	-	0.07	0.01
Deduct: gain on sale of real estate	(0.62)	-	(0.63)	-
Deduct: gain on sale of real estate of unconsolidated joint ventures	-	-	-	(0.30)

Funds from operations per common share-diluted	0.33	0.46	1.75	1.66

Deduct: straight-line rent accruals and amortization of lease intangibles	(0.04)	(0.02)	(0.10)	(0.07)
Deduct: lease termination fee income	-	-	(0.08)	-
Add: our share of straight-line rent accruals and amortization
of lease intangibles of unconsolidated joint ventures	-	-	-	-
Add: prepayment costs on debt related to sale of real estate	0.10		0.10	0.01
Add: amortization of restricted stock compensation	0.03	0.02	0.11	0.09
Add: amortization of deferred financing costs	0.02	0.01	0.06	0.06
Add: our share of amortization of deferred financing costs
of unconsolidated joint ventures	-	-	-	-

Adjusted funds from operations per common share-diluted	$0.44	$0.47	$1.84	$1.75

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ONE LIBERTY PROPERTIES, INC.
CONDENSED BALANCE SHEETS
(Amounts in Thousands)

	December 31,	December 31,
	2014	2013
ASSETS
Real estate investments, net	$504,850	$496,187
Properties held-for-sale	10,176	5,177
Investment in unconsolidated joint ventures	4,907	4,906
Cash and cash equivalents	20,344	16,631
Restricted cash	1,607	-
Unbilled rent receivable	12,815	13,743
Unamortized intangible lease assets, net	27,387	26,035
Other assets	8,353	9,219
Total assets	$590,439	$571,898

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable	$292,049	$278,045
Line of credit - outstanding	13,250	23,250
Unamortized intangible lease liabilities, net	10,463	6,917
Other liabilities	18,773	13,596
Total liabilities	334,535	321,808

Total One Liberty Properties, Inc. stockholders' equity	254,276	248,932
Non-controlling interests in joint ventures	1,628	1,158
Total equity	255,904	250,090
Total liabilities and equity	$590,439	$571,898

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